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                                                                     EXHIBIT 5.1



                                 BRYAN CAVE LLP
                               SEPTEMBER 13, 1996


Interim Services Inc.
2050 Spectrum Boulevard
Ft. Lauderdale, Florida 33309
Ladies and Gentlemen:


    We refer to the Amendment No. 1 to the Registration Statement (the "Registration Statement") of Interim Services Inc., a Delaware corporation (the "Company"), filed on Form S-3 with the Securities and Exchange Commission (the "SEC"), to register under the Securities Act of 1933, as amended (the "Act"), the offer to sell 4,887,500 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").


    In this connection, we have examined originals or copies certified or otherwise identified to our satisfaction of such corporate records and agreements of the Company, and such instruments and documents, including officers certificates and certificates of public officials, as we have deemed necessary as a basis for the opinions hereinafter expressed.


    Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:


        1. The Company has been duly incorporated and is a corporation validly existing in good standing under the laws of the State of Delaware;


        2. The shares of Common Stock registered pursuant to the Registration Statement will be, when sold, duly authorized, validly issued, fully paid, and non-assessable.


    The opinions expressed herein are limited by, subject to and based on the following assumptions, exceptions, qualifications and limitations:


        a. The opinions stated herein are as of the date hereof, and we assume no obligation to update or supplement this legal opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in the laws that may hereinafter occur; and


        b. This legal opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.


    We consent to the filing of this legal opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus filed as a part thereof. We also consent to your filing copies of this legal opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rulesand regulations of the SEC.


                                          Very truly yours,
                                          /s/ BRYAN CAVE LLP